                                                                     EXHIBIT 3.7



                      CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                                  KB HOME, INC.

                                      INTO

                       KAUFMAN AND BROAD HOME CORPORATION

                         (Pursuant to Section 253 of the
                      General Corporation Law of Delaware)

               Kaufman and Broad Home Corporation, a corporation organized and existing under the laws of Delaware (the "Corporation"), does hereby certify:

               FIRST: That the Corporation owns all of the outstanding shares of each class of stock of KB Home, Inc. a Delaware corporation.

               SECOND: That the Corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on December 6, 2000, determined to and did merge into itself said KB Home, Inc., by the adoption thereof:

                      RESOLVED, that the Corporation merge, and it hereby does
               merge, into itself KB Home, Inc. and assumes all of its obligations.

                      RESOLVED, that said merger shall become effective upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware or at such later time set forth therein.

                      RESOLVED, that upon effectiveness of said merger, the name of the Corporation shall be changed to KB HOME and Article FIRST of the Certificate of Incorporation of the Corporation shall be amended to read as follows:

                             FIRST. The name of the corporation (hereinafter
               called the "Corporation") is KB HOME.

                      RESOLVED, that the proper officers of the Corporation be,
               and they hereby are, directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to so merge KB Home, Inc. into the Corporation and to assume its obligations, and to so change the name of the Corporation, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect said merger and change of name.

               THIRD: This Certificate shall be effective at 12:01 a.m., E.S.T. on January 17, 2001.


               In Witness Whereof, the Corporation has caused this certificate to be signed by its duly authorized officer, this 9th day of January 2001.


                                        KAUFMAN AND BROAD
                                        HOME CORPORATION


                                        By:    /s/ Kimberly N. King
                                           -------------------------------------
                                               Kimberly N. King
                                               Secretary